Smlouva o úvěru uzavřená dle § 497 a násl. obchodního zákoníku (dále jen „Smlouva“)	Credit Agreement Concluded according to Sec. 497 et seq. of the Commercial Code (hereinafter referred to as the “Agreement”)

mezi	between

1. panem Peterem Edwardsem, bytem 11 Drakes Way, Rayleigh, Essex SS68BS, UK	1. Mr. Peter Edwards,11 Drakes Way, Rayleigh, Essex, SS68BS, UK

(dále jen "Věřitel")	(hereinafter referred to as the “Creditor”)

a	and

2.  SENDIO s.r.o.,
se sídlem Olomouc, Holická 156/49, PSČ 779 00, Česká republika, IČ 281 64 440, zapsaná v obchodním rejstříku vedeném Krajským soudem v Ostravě, oddíl C, vložka 43097, jednající panem Philipem Glynem Stylesem, jednatelem,

2.          SENDIO s.r.o.,
with its registered seat in Olomouc, Holická 156/49, Postal Code 779 00, Czech Republic, ID No.: 281 64 440, , registered in the Commercial Register of the Regional Court in Ostrava, Section C, Insert 43097, represented by Mr. Philip Glyn Styles, the Executive,

(dále jen „Dlužník“)	(hereinafter referred to as the “Debtor”)

(Věřitel a Dlužník každý samostatně „Smluvní strana“ a společně „Smluvní strany“)	(Creditor and Debtor each separately shall be referred to as the “Party” and commonly to as the “Parties“)

Článek 1
1.1        Věřitel se zavazuje poskytnout Dlužníkovi úvěr do výše 70 000 GBP (dále jen „Úvěr“). Dlužník je oprávněn čerpat Úvěr v dílčích částkách, a to jak v GBP, tak i v jiných měnách, zejména EUR nebo USD dle kurzu aktuálního v den jeho poskytnutí – za den jeho poskytnutí se považuje den, kdy byla příslušná částka odepsána z účtu Věřitele. Dlužník určí, na který účet budou částky Úvěru převedeny.

Article 1
1.1        The Creditor shall render the credit up to the amount of 70 000 GBP (hereinafter referred to as the “Credit”) to the Debtor. The Debtor has the right to utilize the Credit even in partial sums; whether in GBP or in other currencies, especially EUR and USD according to the exchange rate actual on the date of its utilization – as the date of its utilization shall be deemed the day the respective amount has been drawn from the Creditor’s account. The Debtor shall define the bank account the Credit payments shall be paid on.

Článek 2
2.1        Dlužník se zavazuje platit Věřiteli ode dne poskytnutí do dne vrácení Úvěru úrok z Úvěru poskytnutého dle čl. 1 této Smlouvy ve výši 10% p.a., a to rovněž v GBP. Minimální částka úroku činí 500 GBP.

Article 2
2.1        The Debtor shall pay to the Creditor 10% interest p.a. denominated in GBP from the date the Credit has been rendered up to the date it has been returned. Minimal amount of interest is 500 GBP.

2.2 Úrok je splatný spolu s poskytnutým Úvěrem dle čl. 3. této Smlouvy.	2.2 The interest is payable together with the utilized Credit as stipulated in Article 3 of this Agreement.

Článek 3 3.1 Dlužník se zavazuje splatit poskytnutý Úvěr spolu s úrokem dle čl. 2 této Smlouvy nejpozději do 30. Listopadu 2009.	Article 3 3.1. The Debtor shall repay the Credit together with the agreed interest according to the Article 2 of this Agreement at the latest on 30th November 2009.

Článek 4 4.1. Dlužník ručí za poskytnutý Úvěr aktivy společnosti . 4.2 Smluvní strany se zavazují, že veškeré spory vyplývající z této Smlouvy se budou snažit řešit smírnou cestou.	Article 4 4.1. The Debtor secured the Credit with Assets in his possession. 4.2 The Parties undertake to settle any disputes arising herefrom in amicable way.

4.3 Nepodaří-li se spor Smluvním stranám vyřešit smírnou cestou, může podat kterákoliv Smluvní strana této Smlouvy žalobu u níže uvedeného rozhodčího soudu.	4.3 Should the Parties not succeed in doing so in amicable way any Party will be entitled to bring action to the arbitration court as set out below.

4.4 Rozhodným právem je právní řád České republiky v platném znění.	4.4 The governing law shall be the legal order of the Czech Republic as subsequently amended.

4.5       Jakýkoli spor z této Smlouvy nebo v souvislosti s touto Smlouvou (včetně otázek jejího vzniku či platnosti) bude řešen s konečnou platností v českém jazyce Rozhodčím soudem při Hospodářské komoře České republiky a Agrární komoře České republiky v Praze, v souladu s aktuální verzí rozhodčího řádu tohoto soudu. Rozhodčí senát bude mít tři (3) členy. Každá smluvní strana má právo jmenovat jednoho rozhodce. Tito dva rozhodci zvolí předsedu rozhodčího senátu, který se zároveň stane třetím rozhodcem. Jestliže některá smluvní strana nebo uvedení rozhodci jmenovaní smluvními stranami nezvolí předsedu rozhodčího senátu, jak je uvedeno v tomto odstavci, jmenuje takové rozhodce nebo předsedu rozhodčího senátu předseda Rozhodčího soudu. Místem konání rozhodčího řízení bude Praha, Česká republika. Jazykem rozhodčího řízení bude český jazyk.

4.5       Any dispute arising herefrom, or in connection hereto (including its establishment or validity) shall be finally settled in Czech by the Arbitration Court of the Economic Chamber of the Czech Republic and Agrarian Chamber of the Czech Republic in Prague in accordance with the applicable version of the Rules of Arbitration of this court. The arbitration panel shall consist of three (3) arbitrators. Each Party shall have the right to appoint one arbitrator. These two arbitrators shall elect the chairman of the arbitration panel who shall concurrently become the third arbitrator. If either of the Parties or the above-mentioned arbitrators nominated by the Parties do not elect a chairman of the arbitration panel as set out in this paragraph, the arbitrators or the chairman of the Arbitration Court will be elected by the chairman of the Arbitration Court. The place of arbitration proceedings shall be Prague, Czech Republic. The arbitration language shall be Czech.

Článek 5
5.1        Pro případ prodlení Dlužníka se splněním shora uvedeného peněžitého dluhu nebo jeho části platí, že je povinen zaplatit Věřiteli úrok z prodlení ve výši 0,028% za každý kalendářní den prodlení.

Article 5
5.1        In case of the delay of the Debtor with the payment of the above mentioned debt or of its part, the Debtor shall pay to the Creditor late payment penalty in amount of 0,028% per each calendar day of such delay.

5.2 Tato Smlouva včetně příloh k ní přiložených může být měněna pouze formou písemných dodatků chronologicky očíslovaných a řádně podepsaných každou ze Smluvních stran.	5.2 This Agreement including all Attachments hereto may be modified only in the form of written Supplements chronologically numbered and duly signed by each Party.

5.3        Pokud je nebo se stane jakékoliv ustanovení či část této Smlouvy neplatným, nezákonným či neúčinným, zůstává platnost zbývajících ustanovení nedotčena. V takovém případě bude neplatné a/nebo nezákonné a/nebo neúčinné ustanovení nahrazeno platným ustanovením, které je nejbližší smyslu a účelu neplatného či nezákonného či neúčinného ustanovení. Zamýšlené použití a/nebo účel předmětu Smlouvy tím nebude žádným způsobem ohrožen.

5.3        Should any provision or part of this Agreement be or become invalid, illegal or ineffective the validity of the remaining provisions shall not be affected thereby. In this case the invalid and/or illegal and/or ineffective provision shall be replaced by a provision, which is the closest to the sense and purpose of the invalid or illegal or ineffective provision. The intended use and/or purpose of the subject-matter hereof shall not be affected under any circumstances.

5.4       Tato Smlouva byla vyhotovena ve dvou stejnopisech v jazyce českém a anglickém, z nichž po jednom obdrží každá Smluvní strana. V případě nesouladu mezi oběma jazykovými verzemi má přednost anglická verze.
5.4 This Agreement has been executed in two copies in both Czech and English wording, of which one for each Party. In case of discrepancy between these language versions the English one shall prevail.

5.5 Tato Smlouva se stává platnou a účinnou okamžikem podpisu Smluvními stranami.	5.5 This Agreement shall become valid and effective upon the signature by the Parties.

5.6 Tato Smlouva je projevem pravé, vážné a svobodné vůle smluvních stran, což tyto stvrzují svými podpisy.	5.6 This Agreement has been made as a free act and deed of the Parties which they confirm by their signatures.

V / In	dne / on	V / In Olomouc dne / on 26.10.2009

	Věřitel/Creditor:	Dlužník/Debtor:

	Peter Edwards	SENDIO s.r.o.
Philip Glyn Styles, jednatel/Executive